UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2012

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27122	94-2900635
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA	94588
(Address of principal executive offices)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 6, 2012, Adept Technology, Inc. (“Adept”) filed a Current Report on Form 8-K disclosing Adept’s entry into a Securities Purchase Agreement, Registration Rights Agreement and Side Letter Agreement with affiliates of Hale Capital Partners, LP (“Hale”) and describing the related Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock pursuant to the Securities Purchase Agreement and describing certain terms of the transactions contemplated by these documents. On September 18, 2012 the Company completed the private placement, issuing 8,000 shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), at a price of $1,000 per share to affiliates of Hale for gross proceeds of $8 million.

On September 18, 2012, Adept entered into an Amendment No. 6 to Loan and Security Agreement (the “Sixth Amendment”) with Silicon Valley Bank (“SVB”) to amend the Loan and Security Agreement, dated May 1, 2009, as previously amended (collectively with all amendments to date, the “Loan and Security Agreement”) for Adept’s revolving line of credit.

Adept must meet certain financial covenants under the loan documents, which were modified in the Sixth Amendment. As modified, Adept must maintain (a) liquidity (domestic cash plus the available domestic borrowing base, measured monthly) of at least $5 million (previously $3.5 million), and (b) minimum aggregate rolling six-month EBITDA (measured at the end of each fiscal quarter for the six months ending on such date) equal to or exceeding specified amounts for each quarter (which are lower than the amounts applicable prior to the Sixth Amendment). The definition of adjusted EBITDA in the Amended Loan Agreement differs from the calculation of adjusted EBITDA used by Adept for financial reporting purposes in earnings press releases. The quarterly EBITDA amounts in the Loan and Security Agreement are minimum amounts for financial covenant purposes only, and do not represent projections of Adept's financial results.

Adept is required to maintain its primary operating deposit accounts with SVB, and require U.S. customers to transmit payments to a lockbox account at SVB. During the second quarter of 2012, SVB began to first apply collections from the lockbox account toward repayment of Adept’s obligations to SVB, and then transfer any excess to Adept’s designated deposit account with SVB (a payment mechanism commonly referred to as “dominion mode”). In February 2012, the loan documents were amended to perpetuate dominion mode and remove the threshold that previously triggered it. The Sixth Amendment reinstitutes a new threshold so that Adept is no longer automatically in dominion mode. Under the Sixth Amendment, if Adept’s liquidity (domestic cash plus the available domestic borrowing base) is $7.5 million or above and there is no event of default under the revolving line, SVB will transfer all collections from the lockbox account to Adept’s deposit account. If Adept’s liquidity falls below $7.5 million, Adept will be in dominion mode and SVB will apply all collections from the lockbox account first toward repayment of Adept's obligations to SVB, with any excess transferred to Adept's deposit account. Adept may continue to borrow funds under the revolving line if there is available borrowing base to do so, and Adept meets the other conditions precedent for borrowing set forth in the loan documents. A collateral monitoring fee of $850 per month, which was payable every month pursuant to the February 2012 amendment, is now payable only if Adept’s liquidity falls below $7.5 million and if there is any principal or interest outstanding under the revolving line of credit during the month.

On September 5, 2012, Adept entered into an Amendment No. 5 and Consent (the “Fifth Amendment”) with SVB related to Adept’s entry into agreements for the sale and issuance of the Preferred Stock to Hale. The Fifth Amendment modifies certain covenants in the revolving line to permit Adept to meet dividend payment and mandatory redemption provisions under the terms, rights, obligations and preferences of the Preferred Stock. This amendment also requires SVB approval before certain specified types of changes may be made to the terms, rights, obligations and preferences of the preferred stock.

Other applicable loan covenants, conditions precedent to making borrowings, circumstances under which Adept would be deemed to be in default under the loan documents and the fees payable by Adept in connection with the revolving line, are described in further detail under Liquidity and Capital Resources in Adept's annual report on Form 10-K filed September 6, 2011 and subsequent quarterly reports on Form 10-Q.

Adept paid a $25,000 fee, and will pay certain bank expenses, in connection with entry into the September amendments.

The foregoing description of the documents related to the private placement is not a complete description of the terms and is qualified in its entirety by reference to the Form 8-K filed on September 6, 2012 and the full text of the agreements which will be attached as exhibits to Adept’s annual report on Form 10-K for the year ended June 30, 2012. Reference is also made to the Forms 8-K filed by Adept on May 6, 2009, June 17, 2010 and January 5, 2011, and Adept’s most recent Form 10-K and subsequent quarterly reports on Form 10-Q, for further discussion of the terms of the revolving line. The foregoing description of the revolving line is qualified in its entirety by reference to the full text of the Loan and Security Agreement, related Loan and Security Agreement (EX-IM Loan Facility dated March 25, 2011), prior amendments to each of the foregoing and related ancillary agreements (refer to the exhibit tables in Adept’s Form 10-K filed September 6, 2011 and Form 10-Q filed February 7, 2012 to locate previous filings of the loan documents), and to the full text of the Fifth Amendment and Sixth Amendment attached hereto as exhibits.

The agreements related to the private placement and the revolving lines contain representations, warranties and covenants made by Adept, which have been made solely for the benefit of the other parties; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; have in some cases been qualified by disclosures made to the other parties in connection with the negotiation of the agreements and not necessarily reflected therein; may apply standards of materiality in a way that is different from what may be material to investors; and were made only as of the date of the agreements or such other dates as may be specified therein and are subject to more recent developments. Investors are not third party beneficiaries under the loan agreements and, in light of the foregoing reasons, should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Adept.

Item 3.02. Unregistered Sales of Equity Securities.

Reference is made to and hereby incorporated by reference into this Item 3.02, the information set forth above under “Item 1.01 Entry into a Material Definitive Agreement” relating to the completion of the private placement of the Preferred Stock. The issuance of the Preferred Stock was made pursuant to Regulation D under the Securities to an accredited investor.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Company’s 8-K, Martin Hale Jr., CEO of Hale, joined the Company’s Board of Directors upon consummation of the private placement.

Item 8.01 Other Events.

On September 18, 2012, the Company issued a press release relating to the completion of the private placement of the Preferred Stock. A copy of the press release is filed as an exhibit to and incorporated by reference into this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Amendment No. 5 and Consent, dated as of September 5, 2012
10.2	Amendment No. 6 to Loan and Security Agreement, dated as of September 11, 2012
99.1	Press Release of Adept Technology, Inc. issued September 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.
Date: September 18, 2012	By: /s/ Lisa M. Cummins Lisa M. Cummins Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 5 and Consent, dated as of September 5, 2012
10.2	Amendment No. 6 to Loan and Security Agreement, dated as of September 11, 2012
99.1	Press Release of Adept Technology, Inc. issued September 18, 2012